Exhibit 5.1

                              Holland & Knight LLP
                               701 Brickell Avenue
                                   Suite 3000
                              Miami, Florida 33131

December 14, 2000


ProxyMed, Inc.
2555 Davie Road
Suite 110
Ft. Lauderdale, Florida 33317

         Re:      ProxyMed, Inc.-- Registration Statement on Form S-3

Gentlemen:

         We refer to the Registration Statement (the "Registration Statement") on Form S-3 filed by ProxyMed, Inc. (the "Company"), on December 14, 2000 with the Securities and Exchange Commission, for the purpose of registering under the Securities Act of 1933 an aggregate of 47,910,565 shares (the "Shares") of the authorized common stock, par value $.001 per share (the "Common Stock"), of the Company being offered to the public.

         In connection with the foregoing registration, we have acted as counsel for the Company, and have examined originals, or copies certified to our satisfaction of all such corporate records of the Company, certificates of public officials and representatives of the Company, and other documents as we deemed it necessary to require as a basis for the opinion hereafter expressed.

         Based on the foregoing, and having regard for legal considerations that we deem relevant, it is our opinion that the Shares, when issued and delivered in accordance with the terms of the instruments governing their issuance, will be duly authorized, legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement, and to the reference to this firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                         Very truly yours,

                                         /s/ Holland & Knight LLP

                                         Holland & Knight LLP